EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Coppins, state and attest that:

1.	I am the Principal Financial and Accounting Officer of Main Place Funding, LLC (the “Registrant”).

2.	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2003 (the “Report”) containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.

/s/ Michael Coppins

Michael Coppins Principal Financial and Accounting Officer March 30, 2004